EXHIBIT 5.1

Sharon D. Mitchell, Attorney at Law

SD Mitchell & Associates, PLC

829 Harcourt Rd. ∙ Grosse Pointe Park, Michigan 48230

57492 Onaga Trail ∙ Yucca Valley, California 92284

(248) 515-6035 (Telephone) ∙ (248) 751-6030 (Facsimile) ∙ sharondmac2013@gmail.com

26 June 2015

Mr. Gannon Giguiere

President

Eventure Interactive, Inc.

3420 Bristol Street, 6th Floor

Costa Mesa, California 92626

Re:  Form S-8 Registration Statement; Eventure Interactive, Inc. 2015 Equity Incentive Plan

Dear Mr. Giguiere:

I have acted as special counsel to Eventure Interactive, Inc., a Nevada corporation (the “Company”) in connection with the registration by the Company of 25,000,000 shares (the “Shares”) of its common stock, $0.001 par value (“Common Stock”) that may be issued pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”) on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”) covered by a Form S-8 Registration Statement (“Registration Statement”), as filed with the Securities and Exchange Commission (“Commission”).

In connection with this opinion, I have examined the corporate records of the Company, including the Company’s Certificate of Incorporation, Bylaws, the Registration Statement, the Plan, and certain resolutions of the Board of Directors of the Company relating to the adoption of the Plan.  I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and others, and such other documents, certificates, and records as I deemed relevant in order to render this opinion.

In my examination, I have assumed legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such copies.  I have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.  In my examination of documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and, other than with respect to the Company the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

In rendering the opinions set forth below, I have also assumed that:

Mr. Gannon Giguiere

Eventure Interactive, Inc.

26 June 2015

(a)	at or prior to the time of issuance and delivery, the Shares will be registered by the transfer agent and registrar of such Shares;

(b)	the Company will keep reserved a sufficient number of shares of its Common Stock to satisfy its obligations for issuances of Shares under the plan;

(c)

upon issuance of any of the Shares, the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporations;

(d)

and each stock grant, and security exercisable or exchangeable under the Plan has been, or will be, duly authorized, validly granted, and duly exercised or exchanged in accordance with the terms of the Plan, at the time of any grant of a Share or other security under the Plan.

Based on the forgoing and in reliance thereon, and subject to the qualification and limitations set forth below, I am of the opinion that the Company is duly organized in the State of Nevada, validly existing and in good standing as a corporation under the laws of the State of Nevada.

Based on my examination, I am of the opinion that:

(a)	the Shares that have been or that may be issued under the Plan are duly authorized shares of the Company’s Common Stock; and

(b)

if, as, and when issued against receipt of the consideration therefor in accordance with the provisions of the Plan and in accordance with the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

Nothing herein shall be deemed to relate to or to constitute an opinion concerning any matters not specifically set forth above.  The foregoing opinions relate only to matters of the internal law of the State of Nevada without reference to conflict of laws and to matters of federal law, and I do not purport to express any opinion on the laws of any other jurisdiction.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to the reference of my name wherever it appears in the Registration Statement.

With best regards,

Sharon D. Mitchell